UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 11, 2019

COLGATE-PALMOLIVE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-644	13-1815595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Park Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2019, Colgate-Palmolive Company (“Colgate” or the “Company”) announced that the Company’s Board of Directors (the “Board”) has elected Noel R. Wallace, 54, as President and Chief Executive Officer and a director of the Company, in each case effective April 2, 2019.  Effective April 2, 2019, Mr. Ian Cook, 66, who has served as Chairman and Chief Executive Officer of Colgate since July 2018 after serving as Chairman, President and Chief Executive Officer from January 2009 to July 2018 and President and Chief Executive Officer and director from July 2007 through December 2008, will become Executive Chairman of the Company and will remain Chairman of the Board for a period of up to 12 months in connection with the leadership transition.

Noel R. Wallace was appointed President and Chief Operating Officer in July 2018. He previously held the positions of Chief Operating Officer, Global Innovation & Growth and Hill’s Pet Nutrition from March 2016 until July 2018, President, Colgate-Latin America from October 2013 through March 2016 and President, North America and Global Sustainability from February 2010 through September 2013.

At the time of this report, the Company has not entered into any compensation arrangements with Mr. Cook or Mr. Wallace in connection with the announcement described above.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.  The following exhibit is filed with this document:

Exhibit Number	Description

99	Press release, dated February 11, 2019, issued by Colgate-Palmolive Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: February 11, 2019	By:	/s/	Jennifer M. Daniels
	Name:		Jennifer M. Daniels
	Title:		Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99	Press release, dated February 11, 2019, issued by Colgate-Palmolive Company

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